Registration No. 333-
As filed with the Securities and Exchange Commission on June 27, 2008

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Taubman Centers, Inc.
(Exact name of registrant as specified in its charter)

Michigan	38-2033632

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 East Long Lake Road, Suite 300
Bloomfield Hills, Michigan	48304-2324

(Address of principal executive offices)	(Zip code)
The Taubman Company 2008 Omnibus Long-Term Incentive Plan
(Full title of the plan)
Lisa A. Payne
Vice Chairman and Chief Financial Officer
Taubman Centers, Inc.
200 East Long Lake Road, Suite 300
Bloomfield Hills, Michigan 48304-2324
(Name and address of agent for service)
(248) 258-6800
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
securities	Amount	maximum	maximum	Amount of
to be	to be	offering price	aggregate	registration
registered	registered	per share	offering price	fee
Common Stock (1)	6,100,000 (2)	$50.08 (3)	$305,488,000	$12,005.68

(1)	Par value $0.01 per share (the “Common Stock”).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or similar transaction.

(3)	Calculated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Stock as traded on the New York Stock Exchange, on June 24, 2008.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
     The documents listed below are incorporated by reference in this Registration Statement:
     1. Annual Report on Form 10-K of Taubman Centers, Inc. (the “Registrant”) for the year ended December 31, 2007, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     2. Quarterly Report on Form 10-Q of the Registrant for the quarter ended March 31, 2008, filed with the Commission pursuant to the Exchange Act.
     3. Current Reports on Form 8-K of the Registrant, dated January 9, 2008, February 4, 2008, April 2, 2008, May 15, 2008, June 3, 2008, and June 10, 2008, all as filed with the Commission pursuant to the Exchange Act.
     4. Proxy Statement on Schedule 14A and additional materials for the Proxy Statement on Schedule 14A of the Registrant for its 2008 annual meeting of shareholders, filed with the Commission pursuant to the Exchange Act on April 15, 2008 and May 15, 2008, respectively.
     5. The description of the Shares contained in the registration statement on Form 8-A of the Registrant filed with the Commission on November 10, 1992.
     6. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Honigman Miller Schwartz and Cohn LLP has provided an opinion on the validity of the securities being registered in this Registration Statement, a copy of which is filed as an exhibit hereto. Partners of Honigman Miller Schwartz and Cohn LLP own an aggregate of approximately 56,480 shares of Common Stock, and Jeffery H. Miro, a partner of Honigman Miller Schwartz and Cohn LLP, is the Company’s corporate Secretary.

Item 6. Indemnification of Directors and Officers.
     Under Sections 561-571 of the Michigan Business Corporation Act, directors and officers of a Michigan corporation may be entitled to indemnification by the corporation against judgments, expenses, fines and amounts paid by the director or officer in settlement of claims brought against them by third persons or by or in the right of the corporation if those directors and officers acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation or its shareholders.
     The Registrant’s Restated Articles of Incorporation (the “Articles”) provide that no director of the Registrant shall be liable to the Registrant or the shareholders for monetary damages for breach of the director’s fiduciary duty. Such provision does not limit a director’s liability to the Registrant or its shareholders resulting from:
  (i) a breach of the director’s duty of loyalty to the Registrant or its shareholders;
  (ii) acts or omissions of the director not in good faith or that involve intentional misconduct or knowing violation of the law;
  (iii) a violation of Section 551(1) of the Michigan Business Corporation Act (relating to unlawful payments of dividends); or
  (iv) a transaction from which the director derived an improper personal benefit.
     The Articles provide for mandatory indemnification by the Registrant of the directors (or in a similar capacity for subsidiaries or certain other entities) to the fullest extent permitted or not prohibited by existing law or to such greater extent as may be permitted or not prohibited under succeeding provisions of law. The Articles provide that the Registrant shall pay the expenses incurred by a director of the Registrant (or in a similar capacity for subsidiaries or certain other entities) in defending a civil or criminal action, suit, or proceeding involving such person’s acts or omissions as a director of the Registrant (or in a similar capacity for subsidiaries or certain other entities).
     The Articles provide the Registrant with the authority to indemnify any officer of the Registrant (or of a subsidiary), if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Unless ordered by a court, indemnification of an officer shall be made by the Registrant only as authorized in a specific case upon the determination that indemnification of the officer is proper in the circumstances because he or she has met the applicable standard of conduct. The Articles authorize the Registrant to pay the expenses incurred by an officer in defending a civil or criminal action, suit, or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of such officer to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the Registrant. Such undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured.
     The Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is liable as a director of the Registrant, or is or was serving, at the request of the Registrant, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, regardless of whether the Registrant would have power to indemnify him or her against such liability.
     The Registrant has purchased a policy of directors’ and officers’ insurance that insures both the Registrant and its officers and directors against expenses and liabilities of the type normally insured against under such policies, including the expenses of the indemnification described above.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.
4.1	Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

4.2	Restated By-laws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005

4.3	The Taubman Company 2008 Omnibus Long-Term Incentive Plan, incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on April 15, 2008

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

23.1	Consent of KPMG LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)

24	Power of Attorney (included after the signature of the Registrant contained on page 5 of this Registration Statement)
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomfield Hills, State of Michigan, on June 27, 2008.

TAUBMAN CENTERS, INC.
By:	/s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of TAUBMAN CENTERS, INC., a Michigan corporation (the “Registrant”), hereby constitutes and appoints Robert S. Taubman and Lisa A. Payne, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him or her in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign and execute and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant’s Common Stock, par value $0.01 a share, pursuant to The Taubman Company 2008 Omnibus Long-Term Incentive Plan, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.
[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert S. Taubman	Chairman of the Board, President,	June 27, 2008
Robert S. Taubman	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Lisa A. Payne	Vice Chairman, Chief Financial Officer	June 27, 2008
Lisa A. Payne	and Director (Principal Financial Officer)

/s/ William S. Taubman	Chief Operating Officer and Director	June 27, 2008
William S. Taubman

/s/ Esther R. Blum	Senior Vice President, Controller, and Chief	June 27, 2008
Esther R. Blum	Accounting Officer

/s/ Graham Allison	Director	June 27, 2008
Graham Allison

/s/ Jerome A. Chazen	Director	June 27, 2008
Jerome A. Chazen

/s/ Craig M. Hatkoff	Director	June 27, 2008
Craig M. Hatkoff

/s/ Peter Karmanos, Jr.	Director	June 27, 2008
Peter Karmanos, Jr.

/s/ Willam U. Parfet	Director	June 27, 2008
William U. Parfet

/s/ Ronald W. Tysoe	Director	June 27, 2008
Ronald W. Tysoe

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1	Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006

4.2	Restated By-laws of the Registrant, incorporated by reference to Exhibit 3 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005

4.3	The Taubman Company 2008 Omnibus Long-Term Incentive Plan, incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A, filed with the Commission on April 15, 2008

5.1	Opinion of Honigman Miller Schwartz and Cohn LLP

23.1	Consent of KPMG LLP

23.2	Consent of Honigman Miller Schwartz and Cohn LLP (included in the opinion filed as Exhibit 5 to this Registration Statement)

24	Power of Attorney (included after the signature of the Registrant contained on page 5 of this Registration Statement)